Registration Statement No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 BACOU USA, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                         05-0470688
            (State or other jurisdiction of   (I.R.S. Employer
            incorporation or organization)    Identification No.)

                              10 Thurber Boulevard
                              Smithfield, RI 02917
                                 (401) 233-0333
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)

                   Bacou USA, Inc. 1996 Stock Incentive Plan,
          Bacou USA, Inc. 1996 Non-Employee Directors Stock Option Plan
                                       and
                     1998 Howard S. Leight Stock Option Plan
                            (Full title of the plan)

                             Winfield W. Major, Esq.
                                 General Counsel
                                 Bacou USA, Inc.
                              10 Thurber Boulevard
                              Smithfield, RI 02917
                                 (401) 233-0333
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                 with a copy to:
                            Laura N. Wilkinson, Esq.
                              Edwards & Angell, LLP
                              2800 BankBoston Plaza
                              Providence, RI 02903
                                 (401) 274-9200

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
  Title of
  Each Class       Amount     Proposed maximum   Proposed maximum     Amount of
of Securities       to be      offering price   aggregate offering  registration
to be Registered  registered    per unit (1)         price (1)          fee

--------------------------------------- ----------------------------------------
 Common Stock,   700,000 shares   $21.34375       $14,940,625        $4,154.00
 $.001 par value     (2)
--------------------------------------------------------------------------------

(1) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance Rule 457(h) based upon the average of the high and low prices for shares of Bacou USA, Inc. on the New York Stock Exchange on February 17. 1999.

(2) Based on 1,000,000 shares of which 900,000 options were originally authorized under the Bacou USA, Inc. 1996 Stock Incentive Plan (less 50,000 shares allocated to the 1998 Howard S. Leight Stock Option Plan) and 100,000 options were originally authorized under the Bacou USA, Inc. 1996 Non-Employee Directors Stock Option Plan. The 700,000 additional shares being registered herein consist of (i) 450,000 shares issuable under the Bacou USA, Inc. 1996 Stock Incentive Plan; (ii) 200,000 shares issuable under the Bacou USA, Inc. 1996 Non-Employee Directors Stock Option Plan; and (iii) 50,000 shares issuable under the 1998 Howard S. Leight Stock Option Plan.

PURSUANT TO RULE 429, THIS REGISTRATION STATEMENT SERVES TO REGISTER ADDITIONAL SHARES OF COMMON STOCK, $.001 PAR VALUE, UNDER THE BACOU USA, INC. 1996 STOCK INCENTIVE PLAN AND THE BACOU USA, INC. 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN (COLLECTIVELY, THE "PLANS") WHICH PLANS PREVIOUSLY REGISTERED SECURITIES WITH THE COMMISSION UNDER REGISTRATION NO. 333-09251.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

       The following documents, which Bacou USA, Inc. (the "Registrant") has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998;

     3. Current Reports on Form 8-K dated March 13, 1998, June 17, 1998, August 5, 1998, October 7, 1998, October 14, 1998, November 4, 1998, January 19,
     1999, January 20, 1999 and February 9, 1999 and on Form 8-K/A dated August 14, 1997 and April 15, 1998;

     4. The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed with the Commission by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

     "145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. - (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of directors designated by majority of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have had with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Company's By-Laws provide that officers and directors of the Company shall be indemnified to the full extent permitted under subsections (a) through
(e) of Section 145 of Title 8 of the Delaware General Corporation Law.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
 Number       Description of Exhibit

   5          Opinion of Edwards & Angell re: legality

  23.1        Consent of KPMG LLP regarding Bacou USA, Inc.

  23.2        Consent of PricewaterhouseCoopers LLP regarding Howard S.
              Leight & Associates, Inc.

  23.3        Consent of PricewaterhouseCoopers LLP regarding Comasec
              Holdings, Inc.

  23.4        Consent of Edwards & Angell (included in Exhibit 5)

  24 Power of Attorney (included on signature pages to this Registration Statement)

Item 9.  Undertakings.

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Bacou USA, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, State of Rhode Island, on this 10th day of February, 1999.

                                 BACOU USA, INC.


                                 By /s/ Philip B. Barr
                                   -----------------------------------
                                        Philip B. Barr
                                        Executive Vice President,
                                        Chief Financial Officer and Secretary


     Each person whose signature appears below hereby constitutes and appoints the Vice Chairman of the Board, President and Chief Executive Officer and the Executive Vice President, Chief Financial Officer and Secretary, or either of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to this Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on February 10, 1999.

         Signature                    Title

    /s/ Philippe Bacou                Chairman of the Board, Director
        --------------------------
         Philippe Bacou


   /s/  Walter Stepan                  Vice Chairman of the Board, President
        --------------------------     and Chief Executive Officer, Director
        Walter Stepan


   /s/ Philip B. Barr                  Executive Vice President, Chief Financial
       --------------------------      Officer and Secretary, Director
       Philip B. Barr


   /s/ Jeffrey T. Brown                Treasurer and Chief Accounting Officer
       --------------------------
       Jeffrey T. Brown


       ---------------------------      Director
         Christophe Bacou


   /s/ Karl F. Ericson                 Director
       ---------------------------
       Karl F. Ericson


   /s/ Howard S. Leight                Director
       ---------------------------
       Howard S. Leight


   /s/ Herbert A. Wertheim             Director
       ---------------------------
       Herbert A. Wertheim